Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the reference to me under the caption “Legal Matters” contained in the statement of additional information incorporated by reference is this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account Five, issued through MetLife Investors Insurance Company of California (File No. 333-54036).

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel

MetLife Investors Insurance Company of California

Newport Beach, California

September 27, 2004